Exhibit 4.8.74 - Document List - COVER PAGE OF HEATING VENTILATION

SUNTEC Cleanroom & HVAC Engineering Co., Ltd
LIST OF DRAWINGS New Plant Project of Shenyang Sunshine Pharmaceutical Company Limited Production Workshop Design of Working Drawings Air-conditioning and Ventilation

Project Principal	Checked by	Authorized by	Date	2009.05.15